THE LAW OFFICE OF
                             CONRAD C. LYSIAK, P.S.
                        601 WEST FIRST AVENUE, SUITE 903
                           SPOKANE, WASHINGTON 99201
                                 (509) 624-1475
                              FAX: (509) 747-1770
                         EMAIL: CCLYSIAK@LYSIAKLAW.COM

                                    CONSENT

     I HEREBY CONSENT to the inclusion of my name in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as having passed on the legality of the shares of common stock offered by the registrant, Northridge Ventures, Inc.

DATED this 27th day of July, 2011

                                   Yours truly,

                                   THE LAW OFFICE OF CONRAD C. LYSIAK, P.S.

                                   BY:/s/ Conrad C. Lysiak
                                   Conrad C. Lysiak